UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2018

ECHELON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37755	77-0203595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Patrick Henry Drive

Santa Clara, California 95054

(Address of principal executive offices, including zip code)

(408) 938-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 29, 2018, Echelon Corporation (the “Company”) announced its entry into an Agreement and Plan of Merger, dated June 28, 2018 (the “Merger Agreement”), among the Company, Adesto Technologies Corporation (“Parent”) and Circuit Acquisition Corporation, a wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provided for Merger Sub to be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). On September 14, 2018, the Merger occurred.

At the effective time of the Merger, each share of common stock of the Company, par value $0.01 per share (the “Common Stock”), issued and outstanding as of immediately prior to the effective time of the Merger (other than shares held by (1) Parent, the Company or their respective subsidiaries; or (2) stockholders who have properly and validly exercised their appraisal rights under Delaware law) was cancelled and automatically converted into the right to receive $8.50 per share in cash, without interest (the “Per Share Price”).

At the effective time of the Merger, whether vested or unvested, all shares of Common Stock underlying (1) option awards were converted into the right to receive the spread between the Per Share Price and the applicable exercise price; and (2) restricted stock unit awards were converted into the right to receive the Per Share Price, with any performance targets deemed to be satisfied at the target level of performance.

The aggregate consideration paid by Parent for the Merger was approximately $44.1 million. The Parent financed the acquisition with proceeds from the Parent’s public offering of its common stock completed in July 2018 and cash on the Company’s balance sheet.

The description of the Merger set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 29, 2018, and is incorporated by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On September 14, 2018, the Company notified The Nasdaq Stock Market (“Nasdaq”) of the occurrence of the Merger. The Company requested that Nasdaq delist the Common Stock on September 14, 2018. As a result, trading of the Common Stock on Nasdaq was suspended prior to the opening of Nasdaq on September 14, 2018. The Company also requested that Nasdaq file a notification of removal from listing and registration on Form 25 with the Securities and Exchange Commission (the “SEC”) to effect the delisting of the Common Stock from Nasdaq and the deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 requesting the termination of registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference.

Item 5.01. Changes in Control of Company.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference.

As a result of the consummation of the Merger, a change in control of the Company occurred. Following the consummation of the Merger, the Company became a wholly owned subsidiary of Parent.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the effective time of the Merger, Narbeh Derhacobian became the sole director of the Company. The following persons, who were directors of the Company prior to the effective time of the

Merger, are no longer directors of the Company: Ronald A. Sege, Robert J. Finocchio, Jr., Armas Clifford Markkula, Jr., Robert R. Maxfield and Betsy Rafael.

Effective upon the effective time of the Merger, Narbeh Derhacobian and Ronald Shelton became the officers of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the certificate of incorporation and bylaws of the Company were amended and restated to read in their entirety as the certificate of incorporation and bylaws, respectively, of Merger Sub in effect immediately prior to the effective time of the Merger. The amended and restated certificate of incorporation and the amended and restated bylaws of the Company are filed as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held a Special Meeting of Stockholders on September 13, at 10:00 a.m., Pacific time (the “Special Meeting”). The primary purpose of the Special Meeting was to vote on the approval of the Merger Agreement.

The following matters were acted upon at the Special Meeting:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Proposal 1: To adopt the Agreement and Plan of Merger, dated as of June 28, 2018, as it may be amended from time to time, by and among Echelon Corporation, Adesto Technologies Corporation and Circuit Acquisition Corporation.
2,738,118	62,082	2,347	N/A

The proposal received the necessary votes to be approved.

Proposal 3: To approve, on a non-binding, advisory basis, the compensation that will or may become payable by Echelon Corporation to its named executive officers in connection with the Merger.
2,201,329	247,289	353,929	N/A

The proposal received the necessary votes to be approved.

In light of the approval of Proposal 1, Proposal 2 was rendered moot and was not presented at the Special Meeting.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 28, 2018, by and among Adesto Technologies Corporation, Circuit Acquisition Corporation and Echelon Corporation (incorporated by reference from the Current Report on Form 8-K filed by the Company on June 29, 2018)

3.1	Amended and Restated Certificate of Incorporation of Echelon Corporation

3.2	Amended and Restated Bylaws of Echelon Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

By:	/c/ C. Michael Marszewski
C. Michael Marszewski
Vice President and Chief Financial Officer

Date: September 14, 2018